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                                                                    EXHIBIT 12.1

                        PXRE GROUP LTD. AND SUBSIDIARIES

             COMPUTATION OF RATIO OF CONSOLIDATED EARNINGS TO FIXED
             CHARGES AND RATIO OF CONSOLIDATED EARNINGS TO COMBINED
                      FIXED CHARGES AND PREFERRED DIVIDENDS
                          (In thousands, except ratios)
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                                                       Six Months Ended                             Year ended December 31,
                                                ------------------------------------------------------------------------------------
                                                     2003         2002       2002        2001         2000       1999        1998
                                                     ----         ----       ----        ----         ----       ----        ----
Net income                                        $  45,085   $  37,276   $  64,545   $ (17,967)  $ (10,800)  $ (42,139)  $   2,679
Income taxes                                          1,880       8,196      17,829      (4,532)    (12,006)    (13,149)     (1,661)
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                  $  46,965   $  45,472   $  82,374   $ (22,499)  $ (22,806)  $ (55,288)  $   1,018
Fixed charges:
Interest expense                                      7,037       5,922      11,585      13,301      13,653      12,705      10,323
Appropriated portion (1/3) of rentals                   366         546       1,205         873         953         718         490
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
  Total fixed charges                                 7,403       6,468      12,790      14,174      14,606      13,423      10,813
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Earnings (loss) before income
   taxes and fixed charges                        $  54,368   $  51,940   $  95,164   $  (8,325)  $  (8,200)  $ (41,865)  $  11,831
Earnings (loss) before income
  taxes and fixed charges and interest
   expense on funds withheld                      $  59,068   $  56,940   $ 104,964   $ (1,825)   $  (7,733)  $ (41,865)  $  11,831
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Preferred dividend requirements                   $   6,427   $   2,900   $   9,077   $       0   $       0   $       0   $       0
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of pre-tax income to net income                  1.04        1.22        1.28        1.25        2.11        1.31        0.38
                                                   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Preferred dividend factor                         $   6,695   $   3,538   $  11,584   $       0   $       0   $       0   $       0
Total fixed charges                                   7,403       6,468      12,790      14,174      14,606      13,423      10,813
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total fixed charges and interest
  expense on funds withheld                          12,103      11,468      22,590      20,674      15,073      13,423      10,813
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total fixed charges and preferred dividends       $  14,098   $  10,006   $  24,374   $  14,174   $  14,606   $  13,423   $  10,813
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Total fixed charges and preferred dividends
 and interest expense on funds withheld           $  18,798   $  15,006   $  34,174   $  20,674   $  15,073   $  13,423   $  10,813
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to fixed charges                     7.34        8.03        7.44       (0.59)      (0.56)      (3.12)       1.09
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to combined fixed charges and
   preferred dividends                                 3.86        5.19        3.90       (0.59)      (0.56)      (3.12)       1.09
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to adjusted fixed charges            4.88        4.97        4.65       (0.09)      (0.51)      (3.12)       1.09
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
Ratio of earnings to adjusted fixed
  charges and preferred stock dividends                3.14        3.79        3.07       (0.09)      (0.51)      (3.12)       1.09
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

Deficiency in ratio                                                                      22,499      22,806      55,288
                                                                                      =========   =========   =========
Deficiency in combined ratio                                                             22,499      22,806      55,288
                                                                                      =========   =========   =========
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